UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 19, 2006

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2006, Markel Corporation entered into amended and restated employment contracts with Alan I. Kirshner, Chairman of the Board and Chief Executive Officer; Anthony F. Markel, President and Chief Operating Officer; Steven A. Markel, Vice Chairman; Thomas S. Gayner, Executive Vice President and Chief Investment Officer; Paul W. Springman, Executive Vice President-Operations; and Richard R. Whitt, III, Senior Vice President and Chief Financial Officer. The forms of agreements are attached as Exhibits 10.1 and 10.2. The new agreements are intended to eliminate or clarify inconsistencies and ambiguities identified in previously executed employment contracts. Base salary amounts and deferred compensation accruals remain unchanged from those previously in effect.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Form of Employment Agreement with Alan I. Kirshner, Anthony F. Markel and Steven A. Markel
10.2	Form of Executive Employment Agreement with Thomas S. Gayner, Paul W. Springman and Richard R. Whitt, III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: December 21, 2006	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description
10.1	Form of Employment Agreement with Alan I. Kirshner, Anthony F. Markel and Steven A. Markel
10.2	Form of Executive Employment Agreement with Thomas S. Gayner, Paul W. Springman and Richard R. Whitt, III